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                                                                    EXHIBIT 23.2




                    Consent of Crowe, Chizek and Company LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use of our report dated September 10, 1998 on the financial statements of Community Shores Bank Corporation for the period ended September 9, 1998, to be included within this Registration Statement on Form SB-2 and Prospectus of Community Shores Bank Corporation. We also consent to the use of our name as "Experts" in the Prospectus.


                                               /s/Crowe, Chizek and Company LLP
                                                  Crowe, Chizek and Company LLP


Grand Rapids, Michigan
November 16, 1998